SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 10, 1997



                         COMMERCIAL PROPERTIES 2, L.P.
             (Exact name of registrant as specified in its charter)



      Virginia                       0-11763               13-3130258
      --------                       -------               ----------
State or other jurisdiction         Commission            IRS Employer
    of incorporation                File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.:  Andre Anderson                            10285
------------------------------------                           -----
Address of principal executive offices                        Zip Code



       Registrant's telephone number, including area code (212) 526-3237




Item 2.  Disposition of Assets:

       On November 10, 1997, Commercial Properties 2, L.P. (the "Partnership") closed on the sale of Swenson Business Park - Building C (the "Property"). The Property was sold for net proceeds of $10,351,554 to WW&LJ Gateways, LTD. (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale of approximately $4.8 million, which will be reflected in the Partnership's statement of operations for the period ending November 30, 1997.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMMERCIAL PROPERTIES 2, L.P.
                                  Registrant

                                  By:  REAL ESTATE SERVICES VII, INC.
                                       General Partner


Date:  January 8, 1998            By:  /s/Jeffrey C. Carter
                                       --------------------
                                       Director, President,
                                       and Chief Financial Officer